                                                  Exhibit 23







INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-52389 on Form S-8 and No. 33-55629
on Form S-8 of our report dated June 13, 1997 appearing in this Annual Report on Form 11-K of AnnTaylor Stores Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
new york, new york
June 25, 1997